Exhibit 10.1

SECOND AMENDMENT TO LEASE

This Second Amendment to Lease (the “Amendment” or “Second Amendment”) is entered into effective as of March 17, 2008 (the “Effective Date”), by and between Minneapolis 225 Holdings, LLC, a Delaware limited liability company (“Landlord”), and Capella Education Company, a Minnesota corporation (“Tenant”).

RECITALS

A. Landlord and Tenant are parties to an Office Lease dated February 23, 2004 (the “Original Lease”), which was amended by a First Amendment to Lease dated May 16, 2006 (the “First Amendment”) (as so previously amended the “Existing Lease” and as amended by this Second Amendment, the “Lease”), relating to certain premises situated in the office project now commonly known as 225 South Sixth in Minneapolis, Minnesota.

B. Landlord and Tenant now want to expand the size of the Premises and to extend the Term of the Lease on the terms and conditions hereinafter set forth.

Accordingly, Landlord and Tenant hereby agree as follows:

1. Application of Lease Terms. Except to the extent inconsistent with this Amendment and except to the extent that the terms of this Amendment specifically address a topic, the terms and conditions of the Existing Lease shall apply. Those capitalized terms which are used in this Amendment and are not defined herein shall have the respective meaning given to them in the Existing Lease.

2. Definitions. The following definitions are hereby added alphabetically to Section 1 of the Lease:

“Applicable Improvement Allowance” means (i) Six Dollars ($6.00) per square foot of the Rentable Area of the Existing Premises, (ii) Thirty Six Dollars ($36.00) per square foot of the Rentable Area of the First Expansion Space, (iii) Thirty Four Dollars ($34.00) per square foot of the Rentable Area of the Second Expansion Space, (iv) Thirty One Dollars ($31.00) per square foot of the Rentable Area of the Third Expansion Space, and (v) Thirty Dollars ($30.00) per square foot of the Rentable Area of the Fourth Expansion Space.

“Applicable Improvement Allowance Expiration Date” means (i) December 31, 2009, with respect to the Applicable Improvement Allowance for the Existing Premises, (ii) December 31, 2009, with respect to the Applicable Improvement Allowance for the First Expansion Space, (iii) September 30, 2010, with respect to the Applicable Improvement Allowance for the Second Expansion Space, (iv) September 30, 2011, with respect to the Applicable Improvement Allowance for the Third Expansion Space, and (v) September 30, 2011, with respect to the Applicable Improvement Allowance for the Fourth Expansion Space.

“Break Room-Meeting Room Space” means the approximately 10,008 square feet of the Rentable Area of the Third Expansion Space which is depicted on Exhibit Q-3 that is attached to this Second Amendment.

“Break Room-Meeting Room Space Delivery Date” shall be July 1, 2008, or on such earlier date as Ameriprise Financial, Inc. permits Landlord to deliver possession of such space to Tenant.

“Existing Premises” means the 203,321 square feet of Rentable Area that Tenant is currently leasing from Landlord pursuant to the Existing Lease.

“Expansion Space Delivery Date” means (i) the First Expansion Space Delivery Date, or (ii) the Second Expansion Space Delivery Date, or (iii) the Third Expansion Space Delivery Date, (iv) the Fourth Expansion Space Delivery Date, or (v) the Break Room-Meeting Room Space Delivery Date.

“Expansion Space Rent Commencement Date” means (i) the First Expansion Space Rent Commencement Date, or (ii) the Second Expansion Space Rent Commencement Date, or (iii) the Third Expansion Space Rent Commencement Date, or (iv) the Fourth Expansion Space Rent Commencement Date.

“First Expansion Space” means the approximately 26,148 square feet of Rentable Area which is located on the 5th floor of the Tower and which is depicted on Exhibit Q-1 that is attached to this Second Amendment.

“First Expansion Space Delivery Date” means the date on which this Second Amendment has been fully executed and delivered.

“First Expansion Space Rent Commencement Date” means July 1, 2008.

“Second Amendment Expansion Space” means (i) the First Expansion Space, or (ii) the Second Expansion Space, or (iii) the Third Expansion Space, or (iv) the Fourth Expansion Space.

“Second Amendment Expansion Spaces” means the First Expansion Space, the Second Expansion Space, the Third Expansion Space and the Fourth Expansion Space.

“Second Expansion Space” means the approximately 109,941 square feet of Rentable Area which is located on the 10th and 11th floors of the Building and the Tower and which is depicted on Exhibit Q-2 that is attached to this Second Amendment.

“Second Expansion Space Delivery Date” means August 1, 2008.

“Second Expansion Space Rent Commencement Date” means March 1, 2009.

“Third Expansion Space” means the approximately 26,708 square feet of Rentable Area which is located on the 5th floor of the Building and which is depicted on Exhibit Q-3 that is attached to this Second Amendment.

“Third Expansion Space Delivery Date” means August 1, 2009, except that the portion of the Third Expansion Space which is defined as the Break Room-Meeting Room Space shall be delivered on the Break Room-Meeting Room Space Delivery Date.

“Third Expansion Space Rent Commencement Date” means the earlier of (i) March 1, 2010, or (ii) sixty (60) days after Tenant occupies any portion of the Third Expansion Space (other than the Break Room-Meeting Space) for the conduct of Tenant’s business.

“Fourth Expansion Space” means the approximately 29,520 square feet of Rentable Area which is located on the 6th floor of the Building and which is depicted on Exhibit Q-4 that is attached to this Second Amendment.

“Fourth Expansion Space Delivery Date” means August 1, 2009.

“Fourth Expansion Space Rent Commencement Date” means the earlier of (i) November 1, 2010, or (ii) thirty (30) days after Tenant occupies any portion of the Fourth Expansion Space for the conduct of Tenant’s business.

In addition, the definition of “Premises” in Section 1 of the Lease is hereby amended to read as follows:

“Premises” means the Existing Premises (as defined in the Second Amendment) and all other space which is added to the Premises after the Effective Date of the Second Amendment.

3. Extension of Lease Term. The Term of the Lease is hereby extended for a period of five (5) years beginning on November 1, 2010, and ending on October 31, 2015 (the “First Extension Term”). Any reference to “Term” in the Lease or in any Exhibit thereto shall mean the Term as extended by the First Extension Term, and as the Term of this Lease may be further extended or renewed pursuant to Exhibit G.

4. Delivery of Second Amendment Expansion Spaces.

(a) Landlord shall deliver possession of each Second Amendment Expansion Space to Tenant on the applicable Expansion Space Delivery Date as set forth in Section 2 of this Second Amendment. Tenant acknowledges, however, that Landlord shall not be liable to Tenant for any delays in delivering possession of any portion of the Second Amendment Expansion Space to Tenant because of any holding over by any previous tenant or occupant of the Second Amendment Expansion Space, nor shall any such delay or failure impair the validity of this Lease. Landlord shall, however, use all reasonable efforts (including the institution of any eviction action needed to recover space from any holdover tenant) to deliver possession of each portion of the Second Amendment Expansion Space to Tenant on the applicable Expansion

Space Delivery Date for such space. If Landlord does not deliver possession of any Second Amendment Expansion Space to Tenant on or before the applicable Expansion Space Delivery Date, then the Expansion Space Rent Commencement Date for such space shall be delayed by one day for each day of such delay until the space is delivered to Tenant in accordance with the requirements of the Lease.

(b) Landlord hereby certifies to Tenant that the Rentable Area of each of the Second Amendment Expansion Spaces, as set forth in Section 2 of this Second Amendment, has been calculated on the basis of the definitions contained in Section 3.1 of the Original Lease.

5. Break Room–Meeting Room Space. Landlord shall use reasonable efforts to obtain the agreement of Ameriprise Financial, Inc. to permit Landlord to deliver, as soon as is reasonably possible, possession to Tenant of the Break Room-Meeting Room Space which Ameriprise Financial, Inc. is currently leasing from Landlord pursuant to a lease which will expire on June 30, 2008. From and after the Break Room–Meeting Room Space Delivery Date, the Break Room–Meeting Room Space shall be a part of the Premises for all purposes of this Lease except for Tenant’s obligation to pay Base Rent and Tenant’s Additional Rent. Beginning on the earlier of (i) date on which Tenant begins to use any portion of the Break Room-Meeting Room Space for the conduct of Tenant’s business, and (ii) October 1, 2008, and continuing thereafter until the Third Expansion Space Rent Commencement Date, Tenant shall pay Landlord on the first day of each month (in lieu of Base Rent or Tenant’s Additional Rent) for the Break Room–Meeting Room Space an amount equal to Landlord’s reasonable determination of the variable expenses for the utilities and janitorial services which will be provided to the Break Room-Meeting Room Space (the “Variable Expenses”); provided that in no event shall Tenant be obligated to pay more than Four Dollars ($4.00) per square foot of the Break Room–Meeting Room Space for Variable Expenses on an annual basis. Landlord estimates that the Variable Expenses for calendar year 2008 shall be approximately $3.88 per square foot of the Break Room–Meeting Room Space on an annual basis. Tenant’s obligation to pay Base Rent and Tenant’s Additional Rent for the Break Room–Meeting Room Space (as part of the Third Expansion Space) shall commence on the Third Expansion Space Rent Commencement Date.

6. Addition to Premises; Declarations Each Second Amendment Expansion Space shall be added to the Premises on the applicable Expansion Space Delivery Date for such space as set forth in Section 2 of this Second Amendment and from and after such Expansion Space Delivery Date, the term “Premises” wherever it appears in this Lease and any Exhibits thereto shall include such Second Amendment Expansion Space; except that Tenant shall not be obligated to pay any Base Rent or Tenant’s Additional Rent with respect to such Second Amendment Expansion Space until the applicable Expansion Space Rent Commencement Date for such space. Landlord shall promptly after each Expansion Space Rent Commencement Date prepare a declaration (substantially in the form of Exhibit C attached hereto) confirming the Commencement Date for the applicable Second Amendment Expansion Space and the other information set forth thereon. Tenant shall execute and return such declaration within twenty (20) days after submission. If Tenant fails to execute and return such declaration to Landlord within said twenty (20) day period, Tenant shall be conclusively deemed to have agreed that the information in the declaration is accurate and Tenant shall have thereby waived any right to object to the accuracy of such information unless Landlord has, during said twenty (20) day period, received a written notice from Tenant objecting to such information and describing in detail Tenant’s reasons for so objecting.

7. “As Is” Condition. Tenant agrees to accept each Second Amendment Expansion Space in its “as is” condition on the date possession of such space is delivered to Tenant; provided that each Second Amendment Expansion Space must comply with the Space Delivery Standards, and Landlord shall deliver such space broom clean, with all personal property removed. Tenant shall notify the Landlord of any base building systems or equipment that Tenant proposes to relocate or modify that are not in working order prior to relocating or modifying such systems or equipment. Tenant acknowledges that Landlord shall not be obligated to make any improvements to any of the Second Amendment Expansion Spaces and that Tenant shall not be entitled to any construction, build-out or other allowance with respect thereto, except as otherwise provided in Section 8 of this Second Amendment.

8. Improvement Allowances. To help pay for those costs which are incurred by Tenant in designing and constructing those improvements which Tenant desires to make to the Existing Premises and to each of the Second Amendment Expansion Spaces (the “Second Amendment Improvements”), Landlord shall make each Applicable Improvement Allowance available to Tenant. Landlord shall disburse each Applicable Improvement Allowance on a monthly basis in accordance with customary construction disbursement procedures and upon receipt of a sworn construction statement and draw requests, with supporting invoices for actual costs incurred and lien waivers from all material contractors and subcontractors delivered one month in arrears; it being agreed, however, that Landlord shall not be required to disburse any portion of an Applicable Improvement Allowance if Tenant is then in default of its obligations under the Lease. If the actual cost of the Second Amendment Improvements for the Existing Premises or for any Second Amendment Expansion Space exceeds the amount of the Applicable Improvement Allowance, Tenant shall pay the excess costs without reimbursement from Landlord as and when such excess costs become due and payable. If Tenant has not submitted requisitions covering all of the Applicable Improvement Allowance for the Existing Premises or for any Second Amendment Expansion Space on or before the Applicable Improvement Allowance Expiration Date, then up to, but not more than $5.00 of any unused portion of the Applicable Improvement Allowance may be applied as a credit against the next installments of Rent due under this Lease. Notwithstanding anything to the contrary in the foregoing, Tenant may pool the Applicable Improvement Allowances for use in paying the costs of designing and constructing improvements to any one or more of the Second Amendment Expansion Spaces and/or the Existing Premises, but Tenant shall not be entitled to draw upon an Applicable Improvement Allowance prior to the Delivery Date for such Second Amendment Expansion Space (or prior to July 1, 2008, with respect to the Applicable Improvement Allowance for the Existing Premises), or after the Applicable Improvement Allowance Expiration Date. Although possession of the Break Room–Meeting Room Space shall be delivered to Tenant prior to the Delivery Date for the balance of the Third Expansion Space, no portion of the Applicable Improvement Allowance for the Third Expansion Space shall be made available to Tenant prior to August 1, 2009. Landlord shall be permitted to offset against any Applicable Improvement Allowance any amounts past due to Landlord by Tenant under this Lease.

Each Applicable Improvement Allowance shall be treated by Landlord and Tenant as a tenant improvement allowance and all of the leasehold improvements that are constructed and paid for with each Applicable Improvement Allowance shall be owned by Landlord. When Tenant submits a draw request and other supporting materials to Landlord requesting an advance of funds under any Applicable Improvement Allowance (each, an “Advance”), Tenant shall in writing advise Landlord whether the check (or checks) in the amount of the requested Advance should be payable to Tenant and/or to one or more of Tenant’s contractors. If Tenant requests that a check for any Advance be made payable to any of Tenant’s contractors, Landlord shall nonetheless deliver such check to Tenant, so that Tenant may deliver the check to the relevant contractor. Promptly following disbursement in full of any Applicable Improvement Allowance, Tenant will submit to Landlord a statement identifying the categories of work with respect to which the Applicable Improvement Allowance was disbursed, allocating to one or more of such categories of work amounts (in the aggregate) equal to the total of the Advances made by Landlord under the Applicable Improvement Allowance. Landlord will execute and return such statement within twenty (20) days after submission by Tenant. If Landlord fails to execute and return such statement and allocation to Landlord within said twenty (20) day period, Landlord shall be conclusively deemed to have agreed with such statement. If Landlord fails to pay any portion of an Applicable Improvement Allowance which is properly due and payable, the unpaid amount shall bear interest until paid at the Interest Rate, and if Landlord fails to pay such properly due and payable amount within ten (10) business days after receiving written notice from Tenant that such amount was not paid when due, then Tenant shall be entitled to offset said amounts (including interest) against Rent due and payable under the Lease.

9. Construction Matters.

(a) Tenant shall have the right to select its own designer and general contractor (subject to Landlord’s approval, which shall not be unreasonably withheld) to design and construct those leasehold improvements which Tenant desires to make to the Second Amendment Expansion Spaces (the “Expansion Space Improvements”). The plans and specifications for the Expansion Space Improvements must be submitted to and be approved by Landlord in accordance with the procedures set forth in Exhibit D to the Original Lease before construction of the Expansion Space Improvements may begin for any Second Amendment Expansion Space and the provisions of Exhibit D shall apply to the Expansion Space Improvements, except to the extent clearly not applicable. Landlord agrees to review Tenant’s Space Plan and Tenant Working Drawings for the Expansion Space Improvements within the review periods requested in said Exhibit D. Mike Julius is hereby designated as the individual who Landlord agrees shall be available to meet and consult with Tenant as Landlord’s representative with respect to the Expansion Space Improvements, and who, as between Landlord and Tenant, shall have the power to legally bind Landlord (“Landlord’s Designated Representative”). Carla Bustrom is hereby designated as the individual who Tenant agrees shall be available to meet and consult with Landlord as Tenant’s representative with respect to the Expansion Space Improvements, and who, as between Tenant and Landlord, shall have the power to legally bind Tenant (“Tenant’s Designated Representative”). Landlord and Tenant shall each have the right to change their respective representatives, and such representatives’ responsibilities, upon notice to the other party given pursuant to the terms of the Lease. All inquiries or instructions from Tenant’s Designated Representative with respect to the Expansion Space Improvements shall be directed in writing to the Landlord’s Designated Representative. Tenant shall not be obligated to pay Landlord any administrative, oversight or management fees with respect to any of the Expansion Space Improvements (or with respect to any Expansion Space added to the Premises pursuant to Exhibit I-1, or any Available Space added to the Premises pursuant to Exhibit J), unless Tenant requests specific services from Landlord, in which case fees for Landlord’s services will be agreed upon at such time. Landlord’s review of plans submitted by Tenant in accordance with the requirements of this Lease, and any election by Landlord to attend Tenant’s construction meetings, do not constitute administration, oversight or management activities for which Landlord is entitled to a fee.

(b) During the initial construction of improvements to any portion of the Second Amendment Expansion Space (or to any Expansion Space or Available Space that is added to the Premises pursuant to Exhibit I or J hereto), Landlord shall use reasonable efforts to control access to the space(s) under construction, subject to standard building rules and procedures, and subject to Tenant’s right to monitor, inspect and direct the construction work in such space, until such construction is completed.

(c) At any time after all or any portion of the 12th Floor Expansion Space is added to the Premises, Tenant shall have the right, subject to the conditions set forth below, to require that additional elevator access be provided to one floor of the Premises (to create a transfer floor for Tenant’s use, or to serve a floor in the Premises through which existing elevators now pass but do not stop) through the installation and construction of building standard elevator doorways and door frames, call buttons, and related improvements, and the reprogramming of all of the elevators in one elevator bank. Tenant’s right to require such additional elevator access shall be conditioned upon (i) the Project’s elevator contractor first determining that the elevator service after any such additional access is created will remain consistent in all respects with that of a first class office project, (ii) any such additional access complying with all applicable Legal Requirements, (iii) any such additional access being created in accordance with plans and procedures acceptable to Landlord, and (iv) all such work being performed by Landlord, but at Tenant’s expense. Tenant shall be obligated to pay for the cost of any elevator study required pursuant to this section, whether or not, such additional elevator access is constructed.

10. Union Labor. All of Tenant’s contractors and subcontractors (other than furniture, office equipment and trade fixture vendors) at any tier performing any construction, repair, refurbishment or restoration of improvements in or to the Premises (including, without limitation, tenant improvements and build-outs; alterations, additions, improvements, renovations, repairs, remodeling, and painting of such tenant improvements and build-outs; installations of fixtures, including mechanical, electrical, and plumbing work; wiring and cabling within the Premises, including low voltage lines, for data, security, and telecommunications; elevator equipment or systems; and any other construction work in, on, or to the Premises) shall: (i) be bound by and be a signator to a collective bargaining agreement with a labor organization (a) whose jurisdiction covers the type of work to be performed in the Premises, and (b) who is an “Approved Building Trades Department Contractor or Subcontractor;” and (ii) observe area standards for wages and other terms and conditions of employment, including fringe benefits. For purposes hereof, an “Approved Building Trades Department Contractor or Subcontractor” is a contractor or subcontractor that is currently affiliated with the Building and Construction Trades Department of the AFL-CIO (the “BCTD”) or, if no such BCTD-affiliated contractor or subcontractor competent to perform the work is readily available for a particular trade (e.g., carpentry work), a contractor or subcontractor which is affiliated with a national trade union which recognizes (and will recognize and respect, for its work on the Project), the jurisdictional limitations established by the local BCTD. Notwithstanding the foregoing, Tenant shall not be obligated to use union labor as otherwise would be required by this Section 10 for, and the provisions of this Section 10 shall have no application to, routine installation, maintenance and repair work in any portion of Premises that is performed after completion of the initial Tenant Improvements for such portion of the Premises; provided that no such single installation, maintenance or repair project shall be exempt from the provisions of this Section 10 if the total cost of such project is estimated to exceed $25,000, and provided further that the Tenant shall be solely responsible for the cost and expense of such maintenance, repair or installation project. The agreements of Landlord and Tenant in this Section 10 are not intended to confer any right or benefit on any third-party.

11. Base Rent for Existing Premises during First Extension Term. Tenant shall, throughout the First Extension Term, pay as monthly “Base Rent” for the Existing Premises one twelfth of the product of:

1.	Eleven and 25/100 Dollars ($11.25) times the number of square feet of the Rentable Area of the Existing Premises for the period beginning on November 1, 2010, and ending on October 31, 2011;

2.	Eleven and 59/100 Dollars ($11.59) times the number of square feet of the Rentable Area of the Existing Premises for the period beginning on November 1, 2011, and ending on October 31, 2012;

3.	Eleven and 94/100 Dollars ($11.94) times the number of square feet of the Rentable Area of the Existing Premises for the period beginning on November 1, 2012, and ending on October 31, 2013;

4.	Twelve and 29/100 Dollars ($12.29) times the number of square feet of the Rentable Area of the Existing Premises for the period beginning on November 1, 2013, and ending on October 31, 2014; and

5.	Twelve and 66/100 Dollars ($12.66) times the number of square feet of the Rentable Area of the Existing Premises for the period beginning on November 1, 2014, and ending on October 31, 2015.

The Base Rent for the Existing Premises for the period prior to First Extension Term shall be as provided in the Existing Lease.

12. Base Rent for Second Amendment Expansion Spaces.

(a) Tenant shall pay as monthly “Base Rent” for the First Expansion Space one twelfth of the product of:

1.	Thirteen and 25/100 Dollars ($13.25) times the number of square feet of the Rentable Area of the First Expansion Space for the period beginning on the First Expansion Space Rent Commencement Date and ending on October 31, 2008;

2.	Thirteen and 65/100 Dollars ($13.65) times the number of square feet of the Rentable Area of the First Expansion Space for the period beginning on November 1, 2008, and ending on October 31, 2009;

3.	Fourteen and 06/100 Dollars ($14.06) times the number of square feet of the Rentable Area of the First Expansion Space for the period beginning on November 1, 2009, and ending on October 31, 2010;

4.	Fourteen and 48/100 Dollars ($14.48) times the number of square feet of the Rentable Area of the First Expansion Space for the period beginning on November 1, 2010, and ending on October 31, 2011;

5.	Fourteen and 91/100 Dollars ($14.91) times the number of square feet of the Rentable Area of the First Expansion Space for the period beginning on November 1, 2011, and ending on October 31, 2012;

6.	Fifteen and 36/100 Dollars ($15.36) times the number of square feet of the Rentable Area of the First Expansion Space for the period beginning on November 1, 2012, and ending on October 31, 2013;

7.	Fifteen and 82/100 Dollars ($15.82) times the number of square feet of the Rentable Area of the First Expansion Space for the period beginning on November 1, 2013, and ending on October 31, 2014; and

8.	Sixteen and 30/100 Dollars ($16.30) times the number of square feet of the Rentable Area of the First Expansion Space for the period beginning on November 1, 2014, and ending on October 31, 2015.

(b) Tenant shall pay as monthly “Base Rent” for the Second Expansion Space one twelfth of the product of:

1.	Thirteen and 65/100 Dollars ($13.65) times the number of square feet of the Rentable Area of the Second Expansion Space for the period beginning on the Second Expansion Space Rent Commencement Date and ending on October 31, 2009;

2.	Fourteen and 06/100 Dollars ($14.06) times the number of square feet of the Rentable Area of the Second Expansion Space for the period beginning on November 1, 2009, and ending on October 31, 2010;

3.	Fourteen and 48/100 Dollars ($14.48) times the number of square feet of the Rentable Area of the Second Expansion Space for the period beginning on November 1, 2010, and ending on October 31, 2011;

4.	Fourteen and 91/100 Dollars ($14.91) times the number of square feet of the Rentable Area of the Second Expansion Space for the period beginning on November 1, 2011, and ending on October 31, 2012;

5.	Fifteen and 36/100 Dollars ($15.36) times the number of square feet of the Rentable Area of the Second Expansion Space for the period beginning on November 1, 2012, and ending on October 31, 2013;

6.	Fifteen and 82/100 Dollars ($15.82) times the number of square feet of the Rentable Area of the Second Expansion Space for the period beginning on November 1, 2013, and ending on October 31, 2014; and

7.	Sixteen and 30/100 Dollars ($16.30) times the number of square feet of the Rentable Area of the Second Expansion Space for the period beginning on November 1, 2014, and ending on October 31, 2015.

(c) Tenant shall pay as monthly “Base Rent” for the Third Expansion Space one twelfth of the product of:

1.	Fourteen and 06/100 Dollars ($14.06) times the number of square feet of the Rentable Area of the Third Expansion Space for the period beginning on Third Expansion Space Rent Commencement Date and ending on October 31, 2010;

2.	Fourteen and 48/100 Dollars ($14.48) times the number of square feet of the Rentable Area of the Third Expansion Space for the period beginning on November 1, 2010, and ending on October 31, 2011;

3.	Fourteen and 91/100 Dollars ($14.91) times the number of square feet of the Rentable Area of the Third Expansion Space for the period beginning on November 1, 2011, and ending on October 31, 2012;

4.	Fifteen and 36/100 Dollars ($15.36) times the number of square feet of the Rentable Area of the Third Expansion Space for the period beginning on November 1, 2012, and ending on October 31, 2013;

5.	Fifteen and 82/100 Dollars ($15.82) times the number of square feet of the Rentable Area of the Third Expansion Space for the period beginning on November 1, 2013, and ending on October 31, 2014; and

6.	Sixteen and 30/100 Dollars ($16.30) times the number of square feet of the Rentable Area of the Third Expansion Space for the period beginning on November 1, 2014, and ending on October 31, 2015.

(d) Tenant shall pay as monthly “Base Rent” for the Fourth Expansion Space one twelfth of the product of:

1.	Fourteen and 48/100 Dollars ($14.48) times the number of square feet of the Rentable Area of the Fourth Expansion Space for the period beginning on Fourth Expansion Space Rent Commencement Date and ending on October 31, 2011;

2.	Fourteen and 91/100 Dollars ($14.91) times the number of square feet of the Rentable Area of the Fourth Expansion Space for the period beginning on November 1, 2011, and ending on October 31, 2012;

3.	Fifteen and 36/100 Dollars ($15.36) times the number of square feet of the Rentable Area of the Fourth Expansion Space for the period beginning on November 1, 2012, and ending on October 31, 2013;

4.	Fifteen and 82/100 Dollars ($15.82) times the number of square feet of the Rentable Area of the Fourth Expansion Space for the period beginning on November 1, 2013, and ending on October 31, 2014; and

5.	Sixteen and 30/100 Dollars ($16.30) times the number of square feet of the Rentable Area of the Fourth Expansion Space for the period beginning on November 1, 2014, and ending on October 31, 2015.

13. Tenant’s Additional Rent. Tenant shall remain obligated to pay Tenant’s Additional Rent for the Existing Premises throughout the Lease Term, as extended by this Second Amendment or as the same may hereafter be extended, and Tenant shall be obligated to pay Tenant’s Additional Rent for each Second Amendment Expansion Space from and after the applicable Expansion Space Rent Commencement Date until the end of the Lease Term for each such space in accordance with the provisions of the Lease.

14. Contraction Option. The Contraction Option granted to Tenant in Section 5.3 of the Original Lease shall have no further force or effect and Section 5.3 of the Original Lease is hereby deleted in its entirety.

15. Extension Options. Exhibit G to the Lease (entitled “Extension Option”) is hereby deleted and replaced in its entirety with Exhibit G which is attached to this Second Amendment.

16. Expansion Options. Exhibits I-1 and I-2 to the Lease (entitled “Expansion Options” and “Potential Expansion Floors”) are hereby deleted and replaced in their entirety with Exhibits I-1 and I-2 which are attached to this Second Amendment.

17. Right of Offer. Exhibit J to the Lease (entitled “Right of Offer”) is hereby deleted and replaced in its entirety with Exhibit J which is attached to this Second Amendment.

18. Parking Rights. From and after the Expansion Space Rent Commencement Date for each of the Second Amendment Expansion Spaces, Tenant shall have the right to obtain one additional Parking Contract for unreserved parking in the Parking Garage for each 2,500 square feet of the Rentable Area of the applicable Second Amendment Expansion Space which Tenant will then be leasing, but only if Tenant gives written notice to Landlord at least sixty (60) days prior to the applicable Expansion Space Rent Commencement Date that Tenant desires to use additional Parking Contracts and the number of such Parking Contracts which Tenant desires to use. Any such additional Parking Contracts shall be made available and be used by Tenant on the same terms and conditions as are applicable to the Parking Contracts under Exhibit H to the Original Lease. Tenant shall execute and deliver to Landlord such documentation as Landlord may reasonably require, from time to time, to memorialize the number of Parking Contracts which Tenant is then using. Landlord shall continue to make four (4) Parking Contracts for reserved parking spaces in the Parking Garage available to Tenant throughout the Lease Term at a discounted rate equal to the charge applicable, from time to time, to the Parking Contracts for unreserved parking in the Parking Garage.

19. Additional Generator Installation. Landlord hereby grants Tenant the right (which must be exercised, if at all, by giving written notice to Landlord on or before the last day on which Tenant shall be entitled to exercise the Extension Option for the Second Extension Term), to install and maintain an additional emergency generator, related equipment and switchgear (collectively, “Tenant’s Additional Emergency Generator Equipment”) at the location on the B1 Level of the Project which is identified on the floor plan attached hereto as Exhibit P-1 (“Tenant’s Additional Emergency Generator Site”) in accordance with and subject to Tenant’s compliance with all of the terms and conditions set forth in the First Amendment of the Existing Lease which are applicable to Tenant’s Emergency Generator Equipment to transmit power from Tenant’s Additional Emergency Generator Equipment to the Premises for the exclusive use of Tenant. Tenant hereby agrees that Landlord shall have no obligation to make any improvements to Tenant’s Additional Emergency Generator Site or to provide any improvement or build-out allowance with respect thereto. Tenant shall execute and deliver to Landlord such documentation as Landlord may reasonably require to memorialize any exercise by Tenant of the rights granted in this Section.

20. Additional Storage Space. Beginning on January 1, 2009, or on any earlier date specified by Tenant, Tenant shall lease the approximately 2,508 square feet of storage space on the B-1 level of the Project which is identified as Storage Space B-184 (the “First Additional Storage Space”) for a gross annual rental of Eight Dollars ($8.00) per square foot and otherwise in accordance with all of the terms and conditions which are applicable to the Storage Space which Tenant is leasing from Landlord pursuant to Exhibit L which is attached to the Original Lease. Tenant shall execute and deliver to Landlord such documentation as Landlord may reasonably require to memorialize Tenant’s leasing of the Additional Storage Space.

21. Additional Project Amenities. Within twelve (12) months after the Effective Date of this Second Amendment, Landlord shall, construct a conference center in the Project with one meeting room having the capability of seating not less than one hundred fifty (150) people (the “Conference Room Center”). Tenant shall have the right to use the Conference Room Center on an advance reservation basis, with no charge applicable to the first twenty (20) business days of such use each year, and, after twenty (20) business days of such use, upon payment of such standard charges for such additional use as shall be established by Landlord from time to time, which charges shall not, however, exceed the fees being charged from time to time for similar conference room facilities in the central business district of downtown Minneapolis. Landlord shall also, within twelve (12) months after the Effective Date of this Second Amendment, construct men’s and women’s shower facilities on the B-1 Level of the Project which may be used by Tenant’s employees in accordance with such reasonable rules as may be established by Landlord with respect to such use.

22. Naming Rights. Notwithstanding anything to the contrary in Section 36.2 of the Original Lease, Tenant shall have the Naming Right (as defined in Section 36.2 of the Original Lease) on and after March 1, 2009, through October 31, 2010, so long as, on the date of such exercise and at all times thereafter (i) Tenant is Directly Occupying not less than 339,000 square feet of Rentable Area in the Project, and (ii) Tenant remains legally obligated to lease the Third Expansion Space and the Fourth Expansion Space from Landlord in accordance with the provisions of this Second Amendment. On and after November 1, 2010, all rights and obligations of Landlord and Tenant with respect to the Naming Right shall be as stated in Section 36.2 of the Original Lease, except that the reference to “400,000” in the first sentence of Section

36.2 of the Original Lease shall be changed to “395,000”, and except as otherwise provided in this Second Amendment. Tenant shall not be responsible for any costs of Landlord or of other tenants which result from the exercise by Tenant of its Naming Right (except that Tenant shall be obligated to reimburse Landlord for all reasonable third-party costs incurred by Landlord in connection with designing, fabricating and/or installing any new signs that are installed pursuant to Section 23 of this Second Amendment). Tenant shall have the right at any time during the Term or after the expiration or termination of the Lease to require Landlord to remove the Capella name from the Tower (and to cease use of any name associated with Tenant, or any of its Affiliates, in connection with the Tower or the Project) at any time upon not less than ninety (90) days prior written notice provided that Tenant reimburses Landlord for all third-party costs incurred by Landlord in removing and replacing such signage as necessary.

23. Project Signage.

(a) During any period that the Naming Right is in effect, Tenant’s rights under Section 36.1 of the Original Lease shall be supplemented as follows:

(i)	Tenant shall have the right, at Tenant’s expense, to install and display the name “Capella Tower” (or other Permitted Name) at the top of the Second Avenue Monument Sign (above the three sign panel areas) substantially as shown on Exhibit S-24 hereto. Tenant shall also be entitled to use the topmost of the three sign panels on the Second Avenue Monument Sign, as shown on Exhibit S-24. No other Project tenant shall be entitled to use a sign panel on the Second Avenue Monument Sign with an area greater than the area of Tenant’s sign panel. Landlord may place Project identification signage on a sign panel on the Second Avenue Monument Sign, but such identification signage may not be placed on a sign panel with an area greater than the area of Tenant’s sign panel.

(ii)	Tenant shall have the right, at Tenant’s expense, to install and display signage at any or all of the locations in the Project which are identified in Exhibit R attached hereto, in accordance with the depictions attached in Exhibit S attached hereto.

(iii)	Tenant shall have the right, at Tenant’s expense, to remove the existing characters (“225 South Sixth”) from under the glass canopy at the Sixth Street and Second Avenue entrance to the Project (the “Eyebrow Sign Area”). Landlord shall not install or permit to be installed in the Eyebrow Sign Area any other name, character or symbol which alone or in combination identify the Tower, Building or Project, or any tenant in the Tower, Building or Project, or any other person or entity.

(iv)	No signage identifying the Tower, Building, Project or any Project tenant shall be permitted in the Common Areas of the Tower or on exterior portions of the Tower (including the exterior street plaza at the base of the Tower) that is more prominent than Tenant’s Project signage as described in this Section 23, Exhibit R and Exhibit S.

(v)	Landlord shall, when referring to the Tower, refer to the Tower as either “Capella Tower” or “Capella Tower at 225 South Sixth” (i) in any advertisement created by Landlord (or its agents) to welcome a new tenant to the Tower or to thank an existing tenant of the Tower for extending its lease or to offer space in the Tower for lease, (ii) in any marketing materials hereafter created by Landlord (or its agents), or (iii) in Landlord’s website for the Project.

(vi)	For purposes of this Section 23, a “Permitted Name” shall mean any name approved by Landlord pursuant to clause (ii) of Section 36.2 of the Original Lease. If at any time Tenant shall elect to use a Permitted Name instead of “Capella Tower”, all references on Exhibit R and Exhibit S shall be adjusted to reflect the Permitted Name (but Tenant shall be responsible for all reasonable third-party costs incurred by Landlord in changing any signage from “Capella Tower” to reflect the Permitted Name).

(b) The second sentence of Section 36.2 of the Original Lease (beginning with the phrase “For so long as Tenant’s naming right is in effect. . .” and ending with the phrase “. . . all applicable Legal Requirements.”) is hereby deleted from the Lease, and shall be of no further force or effect.

24. After Hours HVAC Services Charges. The following example is intended to clarify the charges to be paid by Tenant for after hours HVAC services under Section 14(b) of the Existing Lease:

If Tenant requests after hours HVAC services be provided to the 7th floor of the Tower, Tenant will be charged the current after hours HVAC services rate (currently $35.00 per hour) for such services and if Tenant then requests after hours HVAC services for the same period of time to the 8th floor of the Tower and the 8th floor of the Building, Tenant will be charged the current additional after hours HVAC services rate for each additional floor (currently $5.00 per hour) for such services for a total of $10.00 per hour for the two floors combined (each additional $5.00 per hour per floor is intended to cover the costs associated with running the air handling units on such floors).

25. Acknowledgement. Tenant hereby acknowledges that Tenant now has no extension, renewal, expansion, contraction or early termination rights (except for rights to terminate based on damage, condemnation or Landlord’s default, and except as set forth in Section 10.10 of the Original Lease and in Section 30 of this Second Amendment) or rights of first offer or refusal with respect to the Premises or any other space in the Project (collectively, “Modification Rights”), except for (i) the Extension Options described in Section 15 above and in Exhibit G attached hereto, (ii) the Expansion Options described in Section 16 above and in Exhibits I-1 and I-2 attached hereto, and (iii) the Right of Offer described in Section 17 above and in Exhibit J attached hereto. Any provision in the Existing Lease or in any Exhibits thereto that establishes or that might be interpreted to establish any other Modification Rights is hereby deleted.

26. Brokerage Commissions.

(a) Tenant warrants that Tenant has not engaged or dealt with any broker in connection with this Second Amendment except for TEGRA Group. Tenant agrees to defend, indemnify and hold Landlord and Landlord’s agents harmless from and against all losses, damages, costs and expenses (including reasonable attorneys’ fees) suffered by Landlord as a result of any claim for brokers’ fees or finders’ fees asserted on account of any dealings with Tenant by any broker in connection with this Second Amendment, but excluding any claims of TEGRA Group. Landlord warrants that it has not engaged or dealt with any broker in connection with this Second Amendment other than TEGRA Group. Landlord agrees to defend, indemnify and hold Tenant harmless from and against all losses, damages, costs and expenses (including reasonable attorneys’ fees) suffered by Tenant as a result of any claim for brokers’ or finders’ fees asserted on account of any dealing with Landlord by any broker in connection with this Second Amendment.

(b) Landlord agrees to pay or cause to be paid to TEGRA Group a commission in an amount equal to (i) $4.00 per square foot of the Rentable Area of the Existing Premises, (ii) $5.50 per square foot of the Rentable Area of the First Expansion Space and the Second Expansion Space, (iii) $4.50 per square foot of the Rentable Area of the Third Expansion Space, and (iv) $4.00 per square foot of the Rentable Area of the Fourth Expansion Space; with one half of such commission being due and payable within thirty (30) days after the date on which this Second Amendment has been fully executed and delivered and the other one half of the commission being due and payable on March 1, 2009. If Tenant exercises its Extension Option for the Second Extension Term pursuant to Exhibit G which is attached to this Second Amendment, Landlord agrees to pay Tenant or, at Tenant’s request, Tenant’s broker a commission in an amount equal to $3.00 per square foot of the Premises (as of the first day of the Second Extension Term), with such commission being due and payable within thirty (30) days after the first day of the Second Extension Term. If Tenant exercises an Expansion Option pursuant to Exhibit I-1 which is attached to this Second Amendment or if Tenant exercises a Right of Offer pursuant to Exhibit J which is attached to this Second Amendment, then in any such case, Landlord agrees to pay Tenant or, at Tenant’s request, Tenant’s broker a commission in an amount equal to $0.065 per square foot of the Rentable Area of the space then being leased pursuant to such Expansion Option or Right of Offer for each month that Tenant will pay Base Rent for such space during the First Extension Term; with such commission being due and payable within thirty (30) days after the first day such space is leased to Tenant.

(c) The last three sentences in Section 35.10 of the Original Lease are hereby deleted from the Lease, and shall be of no further force or effect. Tenant hereby agrees that Landlord shall not be obligated to pay any commission to Tenant or to Tenant’s broker pursuant to the last three sentences in Section 35.10 of the Original Lease because of any of the matters contemplated in this Second Amendment or otherwise.

27. Counterparts. This Second Amendment may be executed in any number of counterparts, all of which shall be considered one and the same Amendment, even though all parties hereto have not signed the same counterpart. Signatures on this Second Amendment which are transmitted by facsimile shall be valid for all purposes. Any party shall, however, deliver an original signature for this Second Amendment to the other party upon request.

28. Reaffirmation of Lease. Except as expressly amended herein, all of the terms and conditions of the Existing Lease remain in full force and effect.

29. Successors and Assigns. This Second Amendment shall be binding upon and be enforceable by Landlord and Tenant and their successors and permitted assigns.

30. Lender Consent and Confirmation. Landlord represents and warrants to Tenant that Landlord owns fee simple title to the Project, subject only to a Mortgage in favor of LaSalle Bank National Association, as Trustee (“Mortgage Holder”). Landlord agrees to obtain and deliver to Tenant as soon as reasonably possible, but in no event later than June 30, 2008, a Subordination, Non-Disturbance and Attornment Agreement (the “Mortgage Holder SNDA”), in the form attached hereto as Exhibit T, or with such changes thereto as are approved by Tenant, executed and acknowledged by the Mortgage Holder. If the Mortgage Holder SNDA is executed on behalf of the Mortgage Holder by a servicer or other third party purporting to act for and bind the Mortgage Holder, then the Mortgage Holder SNDA shall be accompanied by recordable evidence of the authority of such servicer or third party to so act for and bind the Mortgage Holder, which recordable evidence of authority shall be in form and substance acceptable to Tenant.

If Landlord shall fail to deliver to Tenant a recordable original of the Mortgage Holder SNDA (and, if applicable, recordable evidence of authority of any servicer or third party purporting to act for and bind the Mortgage Holder, as described above) by June 30, 2008, Tenant may by written notice to Landlord terminate this Second Amendment at any time on or before August 31, 2008, and upon any such termination, this Second Amendment shall be of no further force or effect, except that Landlord shall reimburse Tenant for the actual out-of-pocket costs and expenses incurred by Tenant in connection with this Second Amendment, including, without limitation, design fees, construction costs and expenses, attorneys’ fees and consultants’ fees.

[The remainder of this page is blank]

IN WITNESS WHEREOF, Tenant has executed this Second Amendment to Lease to be effective as of the date first above written.

TENANT:

CAPELLA EDUCATION COMPANY a Minnesota corporation

By:	/s/ Lois M. Martin
Name:	Lois M. Martin
Title:	SVP and CFO

This is a signature page to the Second Amendment to Lease between Minneapolis 225 Holdings, LLC, a Delaware limited liability company, as Landlord, and Capella Education Company, a Minnesota corporation, as Tenant.

IN WITNESS WHEREOF, Landlord has executed this Second Amendment to Lease to be effective as of the date first above written.

LANDLORD:

MINNEAPOLIS 225 HOLDINGS, LLC, a Delaware limited liability company

By:	Michael Potts, ASBCM
Name:	Michael Potts
Title:	Vice President

This is a signature page to the Second Amendment to Lease between Minneapolis 225 Holdings, LLC, a Delaware limited liability company, as Landlord, and Capella Education Company, a Minnesota corporation, as Tenant.

Index to Exhibits

Each of the following Exhibits replaces and supersedes in its entirety the corresponding Exhibit to the Existing Lease:

Exhibit C	Declaration of Expansion Space Rent Commencement Date

Exhibit G	Extension Options

Exhibit I-1	Expansion Option

Exhibit I-2	Potential Expansion Floors

Exhibit J	Right of Offer

Each of the following Exhibits is new, and does not replace or supersede any prior Exhibit.

P-1	Depiction of Tenant’s Emergency Generator Site

Q-1	Depiction of First Expansion Space

Q-2	Depiction of Second Expansion Space

Q-3	Depiction of Third Expansion Space

Q-4	Depiction of Fourth Expansion Space

R	Capella Tower Signage Rights

R-1	Capella Tower Signage Floor Plans

S	Sign Renderings

T	Form of Mortgage Holder SNDA

EXHIBIT C

DECLARATION OF

EXPANSION SPACE RENT COMMENCEMENT DATE

This Declaration is made as of             , 200    , by and between Minneapolis 225 Holdings, LLC, a Delaware limited liability company (“Landlord”), and Capella Education Company, a Minnesota corporation (“Tenant”).

Landlord and Tenant are parties to an Office Lease dated as of February 23, 2004, which was amended by a First Amendment to Lease dated May 16, 2006, and by a Second Amendment to Lease dated                     , 200     (as amended, the “Lease”), relating to certain premises situated in the office project now commonly known as 225 South Sixth in Minneapolis, Minnesota.

In accordance with Section             of the Lease, Landlord and Tenant hereby memorialize that:

1. The [insert applicable Expansion Space Rent Commencement Date] is                     , 20        .

2. The expiration date of the First Extension Term is October 31, 2015.

TENANT:

CAPELLA EDUCATION COMPANY, a Minnesota corporation

By:
Name:
Title:

LANDLORD:

MINNEAPOLIS 225 HOLDINGS, LLC, a Delaware limited liability company

By:
Name:
Title:

C-1

EXHIBIT G

EXTENSION OPTIONS

1. Subject to the provisions of this Exhibit G, Tenant is hereby granted the option to extend the Term of this Lease (the “Extension Options”) as to all (but not part) of the Premises for two (2) periods of five (5) years each (respectively, the “Second Extension Term” and the “Third Extension Term,” individually an “Extension Term” and collectively, the “Extension Terms”).

2. Each Extension Term shall commence at the expiration of the then present Term of the Lease.

3. Not earlier than eighteen (18) months and not later than fifteen (15) months prior to the expiration of the First Extension Term, Landlord shall notify Tenant in writing as to Landlord’s reasonable estimate of the Market Base Rental Rate for the Premises during the last two and one half years of the Second Extension Term (the “Second Extension Term Rate Notice”). Not earlier than eighteen (18) months and not later than fifteen (15) months prior to the expiration of the Second Extension Term, Landlord shall notify Tenant in writing as to Landlord’s reasonable estimate of the Market Base Rental Rate for the Premises during the Third Extension Term (the “Third Extension Term Rate Notice”).

4. If Tenant desires to exercise an Extension Option, Tenant must give Landlord written notice of such exercise (“Tenant’s Exercise Notice”):

(a) in the case of the Extension Option for the Second Extension Term, no later than the later of (i) fifteen (15) months prior to the expiration of the First Extension Term, and (ii) thirty (30) days after Tenant’s receipt of the Second Extension Term Rate Notice described in Section 3 of this Exhibit G; and

(b) in the case of the Extension Option for the Third Extension Term, no later than the later of (i) fifteen (15) months prior to the expiration of the Second Extension Term, and (ii) thirty (30) days after Tenant’s receipt of the Second Extension Term Rate Notice described in Section 3 of this Exhibit G.

Tenant’s Exercise Notice for either the Second Extension Term or the Third Extension Term shall be subject to rescission as provided in Section 10 of this Exhibit G. Time is of the essence and timely notice is an express condition to the valid exercise of each Extension Option.

5. The extension of this Lease pursuant to the exercise of the Extension Option for the Second Extension Term shall be upon the same terms and conditions of this Lease (including, without limitation, Tenant’s obligation to pay Tenant’s Additional Rent), except:

(a) the monthly Base Rent for the Premises shall be equal to one-twelfth of the product of:

(i) 104% of the Blended Annual Base Rate (as defined below) times the number of square feet of the Rentable Area of the Premises for the period beginning on November 1, 2015, and ending on October 31, 2016 (the “First Year Base Rent”);

(ii) 104% of the First Year Base Rent (as defined above) times the number of square feet of the Rentable Area of the Premises for the period beginning on November 1, 2016, and ending on October 31, 2017 (the “Second Year Base Rent”);

(iii) 104% of the Second Year Base Rent (as defined above) times the number of square feet of the Rentable Area of the Premises for the period beginning on November 1, 2017, and ending on April 30, 2018; and

(iv) an amount equal to ninety five percent (95%) of the annual Market Base Rental Rate (as defined below) times the number of square feet of the Rentable Area of the Premises for the period beginning on May 1, 2018, and ending on October 31, 2020; and

(b) Landlord shall make available to Tenant an improvement allowance of up to Seven Dollars ($7.00) per square foot of the Rentable Area of the Premises (the “Second Extension Term Improvement Allowance”) to pay for those costs which Tenant incurs in making improvements to the Premises on or before October 31, 2017 (the “Second Extension Term Improvements”). Landlord shall disburse the Second Extension Term Improvement Allowance on a monthly basis in accordance with customary construction disbursement procedures and upon receipt of a sworn construction statement and draw requests, with supporting invoices for actual costs incurred and lien waivers from all contractors and subcontractors delivered one month in arrears; it being agreed, however, that Landlord shall not be required to disburse any portion of the Second Extension Term Improvement Allowance if Tenant is then in default of its obligations under the Lease. If the actual cost of the Second Extension Term Improvements exceeds the amount of the Second Extension Term Improvement Allowance, Tenant shall pay the excess costs without reimbursement from Landlord as and when such excess costs become due and payable. If Tenant has not submitted requisitions covering all of the Second Extension Term Improvement Allowance on or before October 31, 2017, then any unused portion of the Second Extension Term Improvement Allowance shall be retained by Landlord, except that Landlord shall, at Tenant’s request, credit up to but not more than $5.00 per square foot of the Second Extension Term Improvement Allowance against the Rent next coming due under the Lease. Landlord shall be permitted to offset against the Second Extension Term Improvement Allowance any amounts past due to Landlord by Tenant under this Lease.

(c) The Second Extension Term Improvement Allowance shall be treated by Landlord and Tenant as a tenant improvement allowance and all of the leasehold improvements that are constructed and paid for with the Second Extension Term Improvement Allowance shall be owned by Landlord; and

(d) If Landlord fails to pay any portion of the Second Extension Term Improvement Allowance which is properly due and payable, the unpaid amount shall bear interest until paid at the Interest Rate, and if Landlord fails to pay such properly due and payable amount within ten (10) business days after receiving written notice from Tenant that such amount was not paid when due, then Tenant shall be entitled to offset said amounts (including interest) against Rent due and payable under the Lease.

For purposes of determining the Base Rent during the first two and one half years of the Second Extension Term, the “Blended Annual Base Rate” means the weighted average of the Base Rent paid for all of the Premises on a per square foot basis as of October 31, 2015.

6. The renewal of this Lease pursuant to the exercise of the Extension Option for the Third Extension Term shall be upon the same terms and conditions of this Lease (including, without limitation, Tenant’s obligation to pay Tenant’s Additional Rent), except:

(a) the Base Rent for the Premises during the Third Extension Term shall be equal to ninety five percent (95%) of the Market Base Rental Rate for the Third Extension Term as of the commencement of the Third Extension Term;

(b) Tenant shall have no option to renew this Lease beyond the Third Extension Term provided for herein; and

(c) the leasehold improvements will be provided in their then-existing condition (on an “as is” basis) at the time the Third Renewal Term commences and Tenant shall not be entitled to any leasehold, build-out or other improvement allowance.

7. Tenant shall have no right to exercise either Extension Option if Capella Education Company has assigned this Lease other than to an Affiliate or in connection with a Permitted Transfer (as defined in Section 10.7 of the Lease) or subleased more than twenty percent (20%) of the Rentable Area of the Premises other than to an Affiliate or in connection with a Permitted Transfer.

8. If Tenant fails to duly and timely exercise the Extension Option for the Second Extension Term, Tenant’s Extension Option for the Third Extension Term shall thereupon automatically terminate and expire.

9. Tenant shall not have the right to exercise an Extension Option if an Event of Default exists under this Lease on the date Tenant’s notice is sent under Section 4 above, and if, at any time thereafter until the commencement of the applicable Extension Term, an Event of Default exists under this Lease, Landlord shall, in addition to any other rights which Landlord may have under this Lease, have the right to terminate this Lease effective as of the scheduled expiration date of the then current Term of this Lease and prior to the commencement of the applicable Extension Term.

10. For the purpose of this Exhibit G, the term “Market Base Rental Rate” shall mean the amount of cash which a landlord would receive annually by then renting the space in question assuming the landlord to be a prudent person willing to lease but being under no compulsion to do so, assuming the tenant to be a prudent person willing to lease but being under no compulsion to do so, and assuming a lease containing the same terms and provisions as those herein contained. Market Base Rental Rate shall take into consideration all relevant factors including the condition of the space and the Second Extension Term Allowance. During the sixty (60) day period (the “Negotiation Period”) commencing on (A) the later of (i) the date that is fifteen (15) months prior to the expiration of the First Extension Term, or (ii) the date of Landlord’s delivery to Tenant of the Second Extension Term Rate Notice with respect to the Second Extension Term, or (B) the later of (i) the date that is fifteen (15) months prior to the expiration of the Second Extension Term, or (ii) the date of Landlord’s delivery to Tenant of the Third Extension Term Rate Notice with respect to the Third Extension Term, Landlord and Tenant shall each be available to meet with the other on a regular basis to determine whether they can agree on the Market Base Rental Rate for the Premises for the applicable Extension Term. If they fail to reach agreement, Tenant may, by written notice to Landlord given at any time prior to the date that is twenty (20) days after the last day of the Negotiation Period (a) elect to rescind the Tenant’s Exercise Notice theretofore given by Tenant with respect to the applicable Extension Term, in which case the rights of Landlord and Tenant under the Lease shall continue just as though Tenant’s Exercise Notice had never been given and the Term of the Lease shall expire at the end of the then current Term of this Lease; or (b) elect to have the Market Base Rental Rate for the applicable Extension Term determined by arbitration in accordance with this Exhibit G; if within said twenty (20) day period Tenant does not in writing elect option (b), Tenant will be conclusively deemed to have elected option (a).

11. If Tenant and Landlord cannot agree to the Market Base Rental Rate for the last two and one half years of the Second Extension Term or the Market Base Rental Rate for the Third Extension Term (it being agreed that both Landlord and Tenant will be reasonable in their attempt to determine the Market Base Rental Rate), and if such rate is to be determined by arbitration in accordance with this Exhibit G, the following procedures shall apply:

The determination of the Market Base Rental Rate will be determined by an arbitration board consisting of three reputable real estate professionals with experience with first-class office buildings in the Minneapolis-St. Paul metropolitan area, each of whom shall be a Member of the Appraisal Institute with the designation of “MAI.” Within twenty (20) days after initiation of arbitration, each party shall appoint one arbitrator who shall have no material financial or business interest in common with the party making the selection and shall not have been employed by such party for a period of three years prior to the date of selection. If a party fails to give notice of appointment of its arbitrator within the twenty (20) day period provided above, then upon two (2) business days notice the other party may appoint the second arbitrator. The arbitrators selected by the parties shall attempt to agree upon a third arbitrator. If the first two arbitrators are unable to agree on a third arbitrator within thirty (30) days after the appointment of the second arbitrator, then such third arbitrator shall be appointed by the presiding judge of the Hennepin County District Court, or by any person to whom such presiding judge formally delegates the matter or, if such methods of appointment fail, by the American Arbitration Association. The parties will submit to the arbitrators the definition of the Market Base Rental Rate, each party will be entitled to present to the arbitrators evidence concerning the Market Base Rental Rate at a hearing scheduled not earlier than thirty (30) and not later than sixty (60) days after the final arbitrator has been selected, and each arbitrator shall submit his or her determination in a sealed envelope by the twentieth (20 th) day following the date of such hearing, and any determination not submitted by such time shall be disregarded. The parties shall meet on said twentieth (20th) day (or if it is not a business day, on the first business day thereafter) at 11:00 a.m. at the office of Landlord, or such other place as the parties may agree and simultaneously deliver the determinations. If the determinations of at least two of the arbitrators shall be identical in amount such amount shall be deemed the Market Base Rental Rate. If the determination of the three arbitrators shall be different in amount, the Market Base Rental Rate shall be determined as follows:

(a) If neither the highest or lowest determination differs from the middle determination by more than ten percent (10%) of such middle determination, then the Market Base Rental Rate shall be deemed to be the average of the three determinations; and

(b) If clause (a) does not apply, then the Market Base Rental Rate shall be deemed to be the average of the middle determination and the determination closest in amount to such middle determination.

The decision of the arbitrators, determined as above set forth, will be final and non-appealable. Except where specifically provided otherwise in this Lease, each party shall bear its own expenses in connection with the arbitration and the costs of its arbitrator, and the cost of the third arbitrator shall be shared equally by Landlord and Tenant. The costs of all counsel, experts and other representatives that are retained by a party will be paid by such party.

EXHIBIT I-1

EXPANSION OPTIONS

1. Subject to the terms and conditions set forth in this Exhibit I-1, Landlord hereby grants Tenant the options (individually, an “Expansion Option” and collectively, the “Expansion Options”) to add the following expansion spaces (each an “Expansion Space”) to the Premises:

(a) “Fifth Expansion Option” shall mean all 29,394 square feet of the Rentable Area on the 4th floor of the Tower which is identified on the floor plan that is attached hereto as Exhibit I-2 (the “Fifth Expansion Space”); with possession of the Fifth Expansion Space being delivered to Tenant on any date (but in no event later than August 31, 2011) which is specified by Tenant on not less than sixty (60) days prior written notice to Landlord; and

(b) “Sixth Expansion Option” shall mean either (i) all 26,923 square feet of the Rentable Area on the 12th floor of the Tower which is identified on the floor plan that is attached hereto as Exhibit I-2 (the “12th Floor Tower Expansion Space”) plus all 28,097 square feet of the Rentable Area on the 12th floor of the Building which is identified on the floor plan that is attached hereto as Exhibit I-2 (the “12th Floor Building Expansion Space”), or (ii) either all of the 12th Floor Tower Expansion Space or all of the 12th Floor Building Expansion Space, with the determination being made by Landlord as to which of these two 12th Floor Expansion Spaces shall be leased to Tenant (the 12th Floor Tower Expansion Space and the 12th Floor Building Expansion Space are collectively referred to herein as the “12th Floor Expansion Spaces”, and the space which is being leased to Tenant pursuant to Tenant’s exercise of the Sixth Expansion Option shall be referred to herein as the “Sixth Expansion Space”); with possession of the Sixth Expansion Space being delivered to Tenant on July 1, 2011, unless Landlord and Tenant agree in writing to an earlier delivery date. If Tenant desires to exercise the Expansion Option for the Sixth Expansion Space, Tenant must deliver written notice thereof to Landlord on or before June 1, 2010, and such notice must state whether Tenant desires to lease both of the 12th Floor Expansion Spaces or only one of the 12th Floor Expansion Spaces. If Tenant elects to lease only one of the two 12th Floor Expansion Spaces, Landlord shall promptly, after receipt of Tenant’s Exercise Notice, inform Tenant as to which of the two 12th Floor Expansion Spaces will be leased to Tenant.

2. Failure by Tenant to give timely notice of its exercise of either Expansion Option (“Tenant’s Exercise Notice”) shall constitute Tenant’s decision not to exercise the applicable Expansion Option, which shall thereupon automatically terminate; it being agreed that time is of the essence and timely notice shall be an express and agreed condition of such exercise.

3. Each Expansion Space shall be added to the Premises and leased to Tenant upon the same terms and conditions of this Lease (including, without limitation, Tenant’s obligation to pay Additional Rent), except:

I-1-1

(a) Tenant shall not be obligated to pay any Base Rent or Tenant’s Additional Rent for the Expansion Space until the earlier of (i) the date which is sixty (60) days after the date on which possession of the Expansion Space is delivered to Tenant, and (ii) the date on which Tenant takes occupancy of any portion of the applicable Expansion Space for the conduct of its business (the “Expansion Space Rent Commencement Date”); provided that from and after the date on which possession of the Expansion Space is delivered to Tenant, the Expansion Space shall be part of the Premises for all purposes of this Lease other than Tenant’s obligation to pay Base Rent and Tenant’s Additional Rent and Tenant shall be bound by and shall comply with all of the provisions of this Lease (including those terms and conditions pertaining to acts or omissions of Tenant or Tenant’s representatives, employees, agents, and contractors);

(b) the Base Rent which Tenant shall pay for each Expansion Space shall be the same as the Base Rent as Tenant is obligated to pay from time to time for the First Expansion Space;

(c) Tenant shall accept each Expansion Space in its “as is” condition on the date that possession of the Expansion Space is delivered to Tenant; except that the Expansion Space shall be delivered in accordance with the Space Delivery Standards, and Landlord shall deliver such space broom clean, with all personal property removed, and except that Landlord shall make an allowance available to Tenant in an amount equal to $0.42 per square foot of the Rentable Area of the Expansion Space for each month (or a pro rata portion thereof for any partial month) remaining in the First Extension Term as of the applicable Expansion Space Rent Commencement Date to pay for those costs which are incurred by Tenant in designing and constructing those leasehold improvements which Tenant desires to make to the Expansion Space (the “Expansion Space Improvement Allowance”). For so long as Tenant is not in default under this Lease, Landlord shall pay each Expansion Space Improvement Allowance on a monthly basis in accordance with customary construction disbursement procedures and upon receipt of a sworn construction statement and draw request, with supporting lien waivers from all material contractors and subcontractors delivered one month in arrears. Landlord shall be permitted to offset against each Expansion Space Improvement Allowance any amounts past due to Landlord by Tenant under this Lease. If the actual cost of designing and constructing improvements to the Expansion Space plus the cost of moving into the Expansion Space shall be less than the Expansion Space Improvement Allowance, Landlord shall credit up to but not more than $5.00 per square foot of the Expansion Space Improvement Allowance against the Rent coming due under the Lease commencing on the first day of any month designated by Tenant, but in no event commencing later than the sixth full month after the applicable Expansion Space Rent Commencement Date;

(d) The Term of this Lease for each Expansion Space shall expire upon the expiration of the Lease Term for the Existing Premises;

(e) Each Expansion Space Improvement Allowance shall be treated by Landlord and Tenant as a tenant improvement allowance and all of the leasehold improvements that are constructed and paid for with an Expansion Space Improvement Allowance shall be owned by Landlord;

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(f) If Landlord fails to pay any portion of an Expansion Space Improvement Allowance which is properly due and payable, the unpaid amount shall bear interest until paid at the Interest Rate, and if Landlord fails to pay such properly due and payable amount within ten (10) business days after receiving written notice from Tenant that such amount was not paid when due, then Tenant shall be entitled to offset said amounts (including interest) against Rent due and payable under the Lease.

4. Tenant shall have no right to exercise an Expansion Option if Capella Education Company has assigned this Lease other than to an Affiliate or in connection with a Permitted Transfer (as defined in Section 10.7 of the Lease) or if Capella Education Company has subleased more than twenty percent (20%) of the Rentable Area of the Premises other than an Affiliate or in connection with a Permitted Transfer.

5. Tenant shall have no right to exercise an Expansion Option if on the date Tenant delivers a Tenant’s Expansion Notice an Event of Default exists under this Lease and, if at any time after Tenant exercises an Expansion Option until the date on which Landlord is scheduled to deliver possession of the Expansion Space to Tenant, an Event of Default exists under this Lease, Landlord shall, in addition to any other rights which Landlord may have under this Lease, have the right to terminate Tenant’s right to lease the Expansion Space by giving Tenant written notice of such termination.

6. Landlord shall promptly after any Expansion Space Rental Commencement Date prepare a declaration confirming the Expansion Space Rental Commencement Date and the Rentable Area of the Expansion Space and deliver such declaration to Tenant. If such declaration is complete and correct, Tenant shall execute and return such declaration within thirty (30) days after submission, failing which, Tenant shall be conclusively deemed to have agreed that the information in the declaration is accurate and Tenant shall have thereby waived any right to object to the accuracy of such information unless within such thirty (30) day period Tenant notifies Landlord of its reasons for objecting to the declaration.

7. Landlord shall not be liable for any delay in delivering or any failure to deliver possession of any Expansion Space to Tenant by reason of any holding over by any previous tenants or occupants of same, nor shall such failure impair the validity of the Lease. Landlord shall, however, use all reasonable efforts to deliver possession of any Expansion Space in accordance with the provisions of this Exhibit I-1.

8. Tenant’s Expansion Options shall be independent of Tenant’s Right of Offer and no failure by Tenant to exercise its Right of Offer with respect to any Available Space shall affect any Expansion Option.

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EXHIBIT I-2

POTENTIAL EXPANSION FLOORS

[Copy attached hereto]

I-2-1

EXHIBIT J

RIGHT OF OFFER

1. Tenant shall have the continuous right (“Right of Offer”) during the Term of this Lease to elect to lease any Available Space which is located on a floor which is then contiguous to a floor of the Premises on and subject to the terms and conditions set forth in this Exhibit J. Notwithstanding the foregoing, the Right of Offer shall not apply to (i) the 15th floor of the Tower, (ii) the 12th floor of the Tower until the Sixth Expansion Option expires, or (iii) the 12th floor of the Building until the Sixth Expansion Option expires.

2. “Available Space” means space described in Section 1 of this Exhibit J upon the expiration of the rights of existing tenants to such space. As of the Effective Date of this Second Amendment, Landlord represents to Tenant that, as to the floors which now constitute Available Space, the only rights of existing tenants are the rights of International Business Machines Corporation to the 4th Floor of the Building under its current lease, which lease is currently scheduled to expire on December 31, 2011 (subject to a right to extend for a five-year period ending December 31, 2016). Tenant’s Right of Offer is subject to (a) any existing rights in favor of other tenants specified in this Section 2, (b) any rights hereafter granted by Landlord with respect to space on any floor that is not contiguous to the Premises at the time such rights are granted by Landlord, and (c) any rights granted by Landlord with respect to space on any floor that is contiguous to the Premises which Landlord has offered to Tenant pursuant to this Exhibit J but as to which Tenant has not exercised its Right of Offer hereunder. The date following the expiration of all of such rights to lease any such space shall be deemed to be the date on which such space becomes available for lease pursuant to this Exhibit J.

3. Landlord shall use reasonable efforts to give notice to Tenant as and when Landlord anticipates that any Available Space will become available. Landlord shall state in each notice (an “Available Space Notice”) hereunder (i) the space available, (ii) the date Landlord anticipates that such space will be available for delivery, (iii) the term that the Available Space is available for lease by Tenant (if less than for all of the remaining Lease Term) and (iv) with respect to any Available Space which would be added to the Premises after the expiration of the First Extension Term, Landlord’s reasonable estimate of the Market Base Rental Rate with respect to such space. Landlord shall not give Tenant an Available Space Notice more than eighteen (18) months prior to the date on which Landlord anticipates that any space shall become available with respect to such space unless prior thereto Landlord has in good faith entered into substantive discussions with respect to leasing all or a significant portion of such space with a specific third party. If an Available Space Notice from Landlord identifies Available Space on more than one (1) floor or two (2) or more non-contiguous spaces on the same floor, Tenant may exercise its Right of Offer as to all of such spaces or on a floor-by-floor basis (when the Available Space is on more than one floor) and on a space-by-space basis (when the Available Space includes non-contiguous spaces on the same floor, or when the Available Space includes both space in the Building and space in the Tower).

4. Tenant may elect to lease all (but, except as provided in Section 3 above, not less than all) of any individual Available Space by giving Landlord written notice of such election on or before the date that is thirty (30) days after Tenant’s receipt of the Available Space Notice given by Landlord with respect to such Available Space, which notice from Tenant shall specify the Available Space which Tenant desires to lease (if Tenant is entitled to lease less than all of such Available Space under Section 3 above) and (for any Available Space which would be added to the Premises after the First Extension Term) whether Tenant accepts Landlord’s reasonable estimate of the Market Base Rental Rate for such Available Space. If Tenant fails to respond within the time required, Tenant’s rights under this Exhibit J with respect to such space shall automatically terminate, and Tenant shall have no further right under this Exhibit J to lease such space unless (i) Landlord leases such space and such lease expires or is terminated, or (ii) Landlord fails to lease such space within two hundred seventy (270) days after the latest date that Tenant could have elected to lease such Available Space pursuant to this Right of Offer.

5. Tenant may not elect to lease any Available Space under this Exhibit J during the last year of the First Extension Term, unless Tenant has then exercised the Extension Option for the Second Extension Term, or during the last year of the Second Extension Term, unless Tenant has then exercised the Extension Option for the Third Extension Term,. For purposes of this Exhibit J, Available Space shall be deemed to have been “added to the Premises” on the Available Space Rent Commencement Date.

6. Any space for which Tenant elects to exercise its Right of Offer under this Exhibit J shall become part of the Premises, and except to the extent expressly provided to the contrary in this Exhibit J (including without limitation, this Section 6), shall be subject to the terms of this Lease applicable thereto, without modification, and the Term of this Lease shall commence for such Available Space on the earlier of (i) sixty (60) days after the date such space is delivered to Tenant in accordance with the requirements of the Lease, and (ii) the date on which Tenant takes occupancy of any portion of the Available Space for the conduct of its business (the “Available Space Rent Commencement Date”); provided that from and after the date on which possession of the Available Space is delivered to Tenant, the Available Space shall be part of the Premises for all purposes of this Lease other than Tenant’s obligation to pay Base Rent and Tenant’s Additional Rent and Tenant shall be bound by and shall comply with all of the provisions of this Lease (including those terms and conditions pertaining to acts or omissions of Tenant or Tenant’s representatives, employees, agents, and contractors).

7. For Available Space that is added to the Premises prior to the end of the First Extension Term, from and after the Available Space Rent Commencement Date, Tenant shall be obligated to pay Base Rent for the Available Space (the “Available Space Rent”) at the same rate as the Base Rent which Tenant is obligated to pay from time to time for the First Expansion Space. Tenant shall also be obligated to pay Tenant’s Additional Rent for any Available Space from and after the Available Space Rent Commencement Date. The Base Rent for any Available Space which is added to the Premises after the First Extension Term shall (unless Tenant accepts Landlord’s reasonable estimate of the Market Base Rental Rate for such space, as set forth in the applicable Available Space Notice) be computed at the Market Base Rental Rate determined by arbitration in accordance with this Exhibit J.

The Market Base Rental Rate for any Available Space that is added to the Premises after the First Extension Term shall be determined as of the applicable Available Space Rent Commencement Date. As provided in Section 3 (and, for re-offered space, Section 4) above, Landlord shall give Tenant notice of Landlord’s reasonable estimate of the Market Base Rental Rate for any Available Space that will be added to the Premises after the First Extension Term. If Tenant does not accept Landlord’s reasonable estimate, and if Landlord and Tenant cannot agree upon the determination of the Market Base Rental Rate within thirty (30) days after Landlord’s Available Space Notice is given, and if Tenant nonetheless timely exercises its Right of Offer for the Available Space, the determination of the Market Base Rental Rate will be submitted to arbitration in accordance with this Exhibit J. If the arbitration has not been completed on the applicable Available Space Rent Commencement Date, Tenant will pay, in monthly installments (and in addition to and not in lieu of the Rent due with respect to the Premises [exclusive of such Available Space]), one-twelfth of Landlord’s reasonable determination of the Available Space Rent, plus Additional Rent for such Available Space. Upon determination of the Market Base Rental Rate by arbitration, Landlord shall pay to Tenant or Tenant shall pay to Landlord, as appropriate, the amount equal to the overpayment or underpayment of the Available Space Rent from the applicable Available Space Rent Commencement Date until the determination of the Market Base Rental Rate by arbitration, together with interest accrued thereon during such period at a rate of interest equal to the Interest Rate. Commencing as of the later of the determination of such Market Base Rental Rate or the applicable Available Space Rent Commencement Date, and on the first day of each and every month thereafter, Tenant shall pay to Landlord in addition to the Rent then in effect with respect to the Premises (exclusive of such Available Space), an amount equal to one-twelfth (1/12th) of the per annum Available Space Rent, plus Additional Rent with respect to such Available Space.

8. The term of this Lease for all Available Space shall expire upon the expiration of the Term for the Existing Premises, unless, as specified in Landlord’s notice, such space is not available to be leased to Tenant through the expiration of the Term for the Existing Premises (in which event such shorter term specified in the Landlord’s notice shall apply to any such Available Space).

9. Tenant shall accept any Available Space or permitted portion thereof in its “as is” condition as of the applicable Available Space Rent Commencement Date; except that the Available Space shall be delivered in accordance with the Space Delivery Standards, and Landlord shall deliver such space broom clean, with all personal property removed, and except that, for Available Space that is added to the Premises prior to the end of the First Extension Term, Landlord shall make an allowance available to Tenant in an amount of up to $0.42 per square foot of the Rentable Area of the Available Space for each month (or a pro rata portion thereof for any partial month) remaining in the First Extension Term as of the applicable Available Space Rent Commencement Date to pay for those costs which are incurred by Tenant in designing and constructing those leasehold improvements which Tenant desires to make to the Available Space (the “Available Space Improvement Allowance”). For so long as Tenant is not in default under this Lease, Landlord shall pay any Available Space Improvement Allowance on a monthly basis in accordance with customary construction disbursement procedures and upon receipt of a sworn construction statement and draw request, with supporting lien waivers from all material contractors and subcontractors delivered one month in arrears. Landlord shall be permitted to offset against any Available Space Improvement Allowance any amounts past due to Landlord by Tenant under this Lease. If the actual cost of designing and constructing improvements to the Available Space plus the cost of moving into the Available Space shall be less than the Available Space Improvement Allowance, Landlord shall credit up to but not more than $5.00 per square foot of the Available Space Improvement Allowance against the Rent due commencing on the first day of any month designated by Tenant, but in no event commencing later than the sixth full month after the applicable Available Space Rent Commencement Date.

10. Each Available Space Improvement Allowance shall be treated by Landlord and Tenant as a tenant improvement allowance and all of the leasehold improvements that are constructed and paid for with an Available Space Improvement Allowance shall be owned by Landlord.

11. If Landlord fails to pay any portion of an Available Space Improvement Allowance which is properly due and payable, the unpaid amount shall bear interest until paid at the Interest Rate, and if Landlord fails to pay such properly due and payable amount within ten (10) business days after receiving written notice from Tenant that such amount was not paid when due, then Tenant shall be entitled to offset said amounts (including interest) against Rent due and payable under the Lease.

12. Landlord shall promptly after any Available Space Rent Commencement Date prepare a declaration confirming the Available Space Rent Commencement Date and the Rentable Area of the Available Space. If the declaration is complete and correct, Tenant shall execute and return such declaration within thirty (30) days after submission, failing which Tenant shall be conclusively deemed to have agreed that the information in the declaration is accurate and Tenant shall have thereby waived any right to object to the accuracy of such information unless within such thirty (30) day period Tenant notifies Landlord of its reasons for objecting to the declaration.

13. This Exhibit J shall in no event constitute a covenant or guarantee by Landlord that any Available Space will be available for lease by Tenant at any time.

14. Tenant shall have no right to exercise the Right of Offer if an Event of Default exists under this Lease at the time Landlord gives an Available Space Notice under Section 3 above and, if at any time thereafter until the date Landlord is to deliver the Available Space in question to Tenant, an Event of Default exists under this Lease, Landlord shall, in addition to any other rights which Landlord may have under this Lease, have the right to terminate Tenant’s right to lease such Available Space by giving Tenant written notice of such termination.

15. If at the time Landlord would be required to provide Tenant with an Available Space Notice pursuant to Section 3 above, Capella Education Company has assigned this Lease other than to an Affiliate or in connection with a Permitted Transfer (as defined in Section 10.7 of the Lease), or Capella Education Company has subleased more than twenty percent (20%) of the Rentable Area of the Premises other than to an Affiliate or in connection with a Permitted Transfer, then Landlord shall not be obligated to provide Tenant with notice of such Available Space and Tenant’s Right of Offer to lease such Available Space (if not already exercised and added to the Premises by Tenant) shall, upon the occurrence of any such event, automatically terminate and have no further force or effect.

16. Landlord shall not be liable for failure to give possession of any Available Space by reason of any holding over or retention of possession by any previous tenants or occupants of same, nor shall such failure impair the validity of this Lease. However, Landlord does agree to use reasonable diligence to deliver possession of the Available Space on the date specified in Landlord’s Available Space Notice.

17. For the purpose of this Exhibit J, the term “Market Base Rental Rate” shall mean the amount of cash which a landlord would receive annually by then renting the space in question assuming the landlord to be a prudent person willing to lease but being under no compulsion to do so, assuming the tenant to be a prudent person willing to lease but being under no compulsion to do so, and assuming a lease containing the same terms and provisions as those herein contained. Market Base Rental Rate shall take into consideration all relevant factors including the condition of the space.

If Tenant elects to lease Available Space offered to Tenant in accordance with this Exhibit J, but does not accept Landlord’s reasonable estimate of the Market Base Rental Rate for such space, and if Tenant and Landlord cannot agree to the Market Base Rental Rate on or before the date that is thirty (30) days after Tenant’s receipt of the Available Space Notice given by Landlord with respect to such Available Space, either party may by written notice to the other initiate the determination of such rate by arbitration in accordance with the following provisions:

The determination of the Market Base Rental Rate will be determined by an arbitration board consisting of three reputable real estate professionals with experience with first-class office buildings in the Minneapolis-St. Paul metropolitan area, each of whom shall be a Member of the Appraisal Institute with the designation of “MAI.” Within twenty (20) days after initiation of arbitration, each party shall appoint one arbitrator who shall have no material financial or business interest in common with the party making the selection and shall not have been employed by such party for a period of three years prior to the date of selection. If a party fails to give notice of appointment of its arbitrator within the twenty (20) day period specified above, then upon two (2) business days notice the other party may appoint the second arbitrator. The arbitrators selected by the parties shall attempt to agree upon a third arbitrator. If the first two arbitrators are unable to agree on a third arbitrator within thirty (30) days after the appointment of the second arbitrator, then such third arbitrator shall be appointed by the presiding Judge of the Hennepin County District Court, or by any person to whom such presiding judge formally delegates the matter or, if such methods of appointment fail, by the American Arbitration Association. The parties will submit to the arbitrators the definition of the Market Base Rental Rate from this Exhibit J each party will be entitled to present to the arbitrators evidence concerning the Market Base Rental Rate at a hearing scheduled not earlier than thirty (30) and not later than sixty (60) days after the final arbitrator has been selected, and each arbitrator shall submit his or her determination in a sealed envelope by the 20th day following such hearing, and any determination not submitted by such time shall be disregarded. The parties shall meet on said 20th day (or if it is not a business day, on the first business day thereafter) at 11:00 a.m. at the office of Landlord, or such other place as the parties may agree and simultaneously deliver the determinations. If the determinations of at least two of the arbitrators shall be identical in amount, such amount shall be deemed the Market Base Rental Rate. If the determination of the three arbitrators shall be different in amount, the Market Base Rental Rate shall be determined as follows:

(1) If neither the highest or lowest determination differs from the middle determination by more than ten (10) percent of such middle determination, then the Market Base Rental Rate shall be deemed to be the average of the three determinations; and

(2) If clause (1) does not apply, then the Market Base Rental Rate shall be deemed to be the average of the middle determination and the determination closest in amount to such middle determination.

The decision of the arbitrators, determined as above set forth, will be final and non-appealable. Except where specifically provided otherwise in this Lease, each party shall bear its own expenses in connection with the arbitration and the costs of its arbitrator, and the cost of the third arbitrator shall be shared equally by Landlord and Tenant. The costs of all counsel, experts and other representatives that are retained by a party will be paid by such party.

18. Tenant’s Right of Offer shall be independent of Tenant’s Expansion Options and no failure by Tenant to exercise an Expansion Option shall affect any Right of Offer to which Tenant is entitled under this Exhibit J.

EXHIBIT P-1

DEPICTION OF TENANT’S ADDITIONAL

EMERGENCY GENERATOR SITE

P-1-1

EXHIBIT Q-1

DEPICTION OF FIRST EXPANSION SPACE

(Attach Floor Plan)

Q-1-1

EXHIBIT Q-2

DEPICTION OF SECOND EXPANSION SPACE

(Attach Floor Plan)

Q-2-1

EXHIBIT Q-3

DEPICTION OF THIRD EXPANSION SPACE

(Attach Floor Plan)

Q-3-1

EXHIBIT Q-4

DEPICTION OF FOURTH EXPANSION SPACE

(Attach Floor Plan)

Q-4-1

EXHIBIT R

“CAPELLA TOWER” SIGNAGE RIGHTS

Tenant shall have the following rights to modify and/or install, at Tenant’s expense, signage at the locations referenced below and identified on the floor plans attached hereto as Exhibit R-1.

In this Exhibit R: (i) the “Project logo” shall mean the geometric shapes and adjoining “225 South Sixth” address, an example of which is shown in the bottom right quadrant of the sign depicted on Exhibit S-1, and (ii) the “Capella Tower logo” shall mean the words “Capella Tower” (in the stylized type face commonly used by Tenant), an example of which is shown in the upper left quadrant of the sign depicted on Exhibit S-1.

1.	Signs #1 and #9: Shall be revised as shown on Exhibit S-1. Landlord shall have the right to make changes to Signs #1 and #9 as it deems necessary, subject to the following: (a) these signs shall be for use by retail tenants only and no retail tenant shall have its name or logo more prominently displayed than the Capella Tower logo; (b) the Capella Tower logo shall remain in the upper left quadrant position.

2.	Sign #2: Shall be revised as shown on Exhibit S-2.

3.	Sign #3: Shall be revised as shown on Exhibit S-3.

4.	Sign #4A and 4B: Sign #4A shall be revised as shown on Exhibit S-4. Sign #4B shall be revised in a manner consistent with Sign #4A as shown on Exhibit S-4 with the exception that the directional arrows shall be adjusted accordingly.

5.	Sign #5: Shall be revised as shown on Exhibit S-5.

6.	Sign #6: Shall be revised as shown on Exhibit S-6.

7.	Sign #7: Shall be revised as shown on Exhibit S-7.

8.	Sign #8: Shall be revised as shown on Exhibit S-8.

9.	Sign #10: Shall be revised as shown on Exhibit S-10.

10.	Sign #11: Shall be revised as shown on Exhibit S-11.

11.	Sign #12: Shall be revised as shown on Exhibit S-12.

12.	Sign #13: Shall be revised as shown on Exhibit S-13.

13.	Sign #14: Shall be revised as shown on Exhibit S-14.

R-1-1

14.	Sign #15: Shall be revised as shown on Exhibit S-15.

15.	Sign #16: Shall be revised as shown on Exhibit S-16.

16.	Sign #17: Shall be revised as shown on Exhibit S-17.

17.	Sign #18: Shall be revised as shown on Exhibit S-18.

18.	Sign #19: Shall be revised as shown on Exhibit S-19.

19.	Sign #20: Shall be removed.

20.	Sign #21: Shall be revised as shown on Exhibit S-21

21.	Sign #22: Shall be revised as shown on Exhibit S-22.

22.	Sign #23: Shall be removed.

23.	Sign #24: Shall be revised as shown on Exhibit S-24. Landlord shall continue to have the right to make changes to the lower two panels of the sign, subject to the provisions of Section 23(a)(i) of the Second Amendment.

24.	Signs #25, #26 and #27: Sign #25 shall be revised as shown on Exhibit S-25. Signs #26 and #27 shall be revised in a manner consistent with Sign #25 as shown on Exhibit S-25 with the exception that the floor level indicators shall be adjusted accordingly.

25.	Landlord and Tenant shall work together to modify the electronic directory to reflect and display the Capella Tower name change in a manner acceptable to both parties.

26.	The phrase “225 South Sixth Street” shall be removed from the glass skyway sign leading from the US Bank Plaza skyway into the Tower. The skyway sign leading from the Ameriprise skyway into the Park Building shall be revised so that the phrase “Capella Tower – 225 South Sixth” is added below the phrase “Park Building – 650 Third Avenue South”. In no event will the names or logos of any other Project tenants be placed on these skyway signs.

27.	Tenant shall have the right, at Tenant’s option, to add the Capella Tower logo on the existing external sign to the parking ramp entrance on Seventh Street. The size of the Capella Tower logo shall be similar to that of the Bremer logo currently on the sign.

28.	Wherever the Project logo is relocated or added to the directional signage in the Project all of the existing text on each sign may need to be replaced and repositioned to accommodate the relocation of the Project logo to the bottom of the sign.

29.	The materials used to modify the signs noted above shall be the same as those currently used on the existing signs.

R-1-2

EXHIBIT S

SIGN RENDERINGS

This Exhibit S contains renderings of various of the signs referred to on Exhibit R, as follows:

Exhibit	Sign
S-1	#1 and #9
S-2	#2
S-3	#3
S-4	#4A and #4B
S-5	#5
S-6	#6
S-7	#7
S-8	#8
S-10	#10
S-11	#11
S-12	#12
S-13	#13
S-14	#14
S-15	#15
S-16	#16
S-17	#17
S-18	#18
S-19	#19
S-21	#21
S-22	#22
S-24	#24
S-25	#25, #26 and #27

S-1

EXHIBIT T

SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

LASALLE BANK NATIONAL ASSOCIATION, as Trustee for Bear Stearns Commercial

Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-TOP 24

(“Lender”)

- and -

CAPELLA EDUCATION COMPANY

(“Tenant”)

- and –

MINNEAPOLIS 225 HOLDINGS, LLC

(“Landlord”)

Dated: March 17, 2008

Location: 225 South Sixth, Minneapolis, Minnesota

THIS INSTRUMENT WAS DRAFTED BY

AND UPON RECORDATION RETURN TO:

Maslon Edelman Borman & Brand, LLP

3300 Wells Fargo Center

Minneapolis, Minnesota

Attention: Edwin Chanin

(612) 672 8323

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

This Subordination, Non-Disturbance and Attornment Agreement (this “Agreement”) is entered into effective as of March 17, 2008, by and among LaSalle Bank National Association, as Trustee for Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-TOP 24, having an address c/o Wells Fargo Bank, N.A., 1320 Willow Pass Rd Suite Concord, CA 94520 and its successors and assigns (collectively, “Lender”), Capella Education Company, a Minnesota corporation (“Tenant”), and Minneapolis 225 Holdings, LLC, a Delaware limited liability company, having an address at 225 South Sixth Street, Suite 2590, Minneapolis, Minnesota 55402 (“Landlord”).

RECITALS:

A. 601 Second Avenue Limited Partnership (“Original Landlord”), as Landlord, and Capella Education Company, as Tenant, entered into an Office Lease dated February 23, 2004 (the “Original Lease”), which was amended by a First Amendment to Lease dated May 16, 2006 (as so amended the “Existing Lease”) relating to certain premises (as may be modified from time to time, the “Premises”) situated in the office project which is now commonly known as 225 South Sixth in Minneapolis, Minnesota, and which is located on the real property that is legally described on Exhibit A attached hereto (the “Property”).

B. Landlord purchased the Property from Original Landlord on August 17, 2006, in part with acquisition financing (the “Acquisition Loan”) that was obtained from Morgan Stanley Mortgage Capital, Inc. (the “Original Lender”).

C. The Acquisition Loan was secured by a Mortgage, Assignment of Leases and Rents, Fixture Filing and Security Agreement dated August 16, 2006, against the Property that was recorded on August 17, 2006, as Document No. 4294846, in the Office of the Registrar of Titles in and for Hennepin County, Minnesota (the “Mortgage”).

D. Lender acquired the Acquisition Loan from the Original Lender and Lender is now the present owner and holder of the Mortgage pursuant to an Assignment of Mortgage, Assignment of Leases and Rents, Fixture Financing Statement and Security Agreement and Assignment of Assignment of Leases and Rents dated October 31, 2006, which was recorded on February 9, 2007, as Document No. 4356462 in the Registrar of Titles Office in and for Hennepin County, Minnesota (such Loan now being identified as Loan No.:70-0401222).

E. Landlord and Tenant are entering into a Second Amendment to Lease with an effective date of March 17, 2008 (the “Second Amendment”), pursuant to which Landlord and Tenant have agreed to increase the size of the Premises being leased to Tenant under the Existing Lease, to extend the Term of the Lease, and to modify the Existing Lease in various other respects, all as set forth in the Second Amendment (the Existing Lease as modified by the Second Amendment and as the same may be hereafter amended or modified is referred to in this Agreement as the “Lease”).

F. As a condition to making the Acquisition Loan, Tenant, Landlord and Original Lender executed a Non-Disturbance and Attornment Agreement dated August 8, 2006 (the “Existing NDA”).

G. Landlord and Tenant are required under the Existing NDA to obtain the Lender’s consent to the Second Amendment and Tenant has required, as a condition to its execution and delivery of the Second Amendment, that Lender execute this Agreement.

H. Landlord, Tenant and Lender have agreed that the Existing NDA shall have no further force or effect and shall be replaced in its entirety with the provisions of this Agreement.

AGREEMENT:

For good and valuable consideration, Tenant, Lender and Landlord agree as follows:

(a) Subordination. The Lease and all of the terms, covenants and provisions thereof and all rights, remedies and options of Tenant thereunder are and shall at all times continue to be subject and subordinate in all respects to the terms, covenants and provisions of the Mortgage and to the lien thereof, including without limitation, all renewals, increases, modifications, spreaders, consolidations, replacements and extensions thereof and to all sums secured thereby and advances made thereunder with the same force and effect as if the Mortgage had been executed, delivered and recorded prior to the execution and delivery of the Lease.

(b) Non-Disturbance. If any action or proceeding is commenced by Lender for the foreclosure of the Mortgage or the sale of the Property, Tenant shall not be named as a party therein unless such joinder shall be required by law, provided, however, such joinder shall not result in the termination of the Lease or disturb the Tenant’s possession or use of the Premises demised thereunder, and the sale of the Property in any such action or proceeding and the exercise by Lender of any of its other rights under the Mortgage shall be made subject to all rights of Tenant under the Lease, provided that at the time of the commencement of any such action or proceeding or at the time of any such sale or exercise of any such other rights (a) the Lease shall be in full force and effect, and (b) Tenant shall not be in default (after any applicable notice and cure period) of any of the terms, covenants or conditions of the Lease or of this Agreement on Tenant’s part to be observed or performed.

Attornment. If Lender or any other subsequent purchaser of the Property shall become the owner of the Property by reason of the foreclosure of the Mortgage or the acceptance of a deed or assignment in lieu of foreclosure or by reason of any other enforcement of the Mortgage (Lender or such other purchaser being hereinafter referred as “Purchaser”), and the conditions set forth in Section 2 above have been met at the time Purchaser becomes owner of the Property, the Lease shall not be terminated or affected thereby but shall continue in full force and effect as a direct lease between Purchaser and Tenant upon all of the terms, covenants and conditions set forth in the Lease and in that event, Tenant agrees to attorn to Purchaser and Purchaser by virtue of such acquisition of the Property shall be deemed to have agreed to accept such attornment, provided, however, that Purchaser shall not be (a) liable for the failure of any prior landlord (any such prior landlord, including Landlord and any successor landlord, being hereinafter referred to as a “Prior Landlord”) to perform any of its obligations under the Lease which have accrued prior to the date on which Purchaser shall become the owner of the Property, provided that the foregoing shall not limit Purchaser’s obligations under the Lease to correct any conditions of a continuing nature that (i) existed as of the date Purchaser became the owner of the Property and (ii) violate Purchaser’s obligations as landlord under the Lease; provided further, however, that Purchaser shall have received written notice of such omissions, conditions or violations and shall have had a reasonable opportunity to cure the same, all pursuant to the terms and conditions of the Lease, (b) subject to any offsets, defenses, abatements or counterclaims which shall have accrued in favor of Tenant against any Prior Landlord prior to the date upon which Purchaser shall become the owner of the Property, except to the extent that such offsets are otherwise expressly provided for under the Lease or were used to fund any Improvement Allowance under the Lease including interest thereon or to fund the repairs, maintenance or other actions which would otherwise be an obligation of Purchaser upon its acquisition of the Property, (c) liable for the return of rental security deposits, if any, paid by Tenant to any Prior Landlord in accordance with the Lease unless such sums are actually received by Purchaser, (d) bound by any payment of rents, additional rents or other sums which Tenant may have paid more than one (1) month in advance to any Prior Landlord unless (i) such sums are actually received by Purchaser or (ii) such prepayment shall have been expressly approved of by Lender or Purchaser, (e) bound by any agreement terminating or amending or modifying the rent, term, commencement date or other material term of the Lease (except for Amendments to the Lease which are executed to memorialize rights granted in the Lease), or any voluntary surrender of the Premises demised under the Lease, made without Lender’s or Purchaser’s prior written consent prior to the time Purchaser succeeded to Landlord’s interest or (f) bound by any assignment of the Lease or sublease of the Property, or any portion thereof, made prior to the time Purchaser succeeded to Landlord’s interest other than if pursuant to the provisions of the Lease. In the event that any liability of Purchaser does arise pursuant to this Agreement, such liability shall be limited and restricted to Purchaser’s interest in the Property and shall in no event exceed such interest. Alternatively, upon the written request of Lender or its successors or assigns, Tenant shall enter into a new lease of the Premises with Lender or such successor or assign for the then remaining term of the Lease, upon the same terms and conditions as contained in the Lease (including, without limitation, any extension rights), except as otherwise specifically provided in this Agreement.

(c) Notice to Tenant. After notice is given to Tenant by Lender that (a) the Landlord is in default under the Mortgage, (b) Lender has exercised its right under the assignment of leases and rents executed and delivered by Landlord to Lender in connection with the Mortgage (the “Assignment of Leases”), and has revoked the license granted to Landlord to collect rentals and monies due under the Lease, and (c) the rentals under the Lease should be paid to Lender pursuant to the terms of the Assignment of Leases, Tenant shall thereafter pay to Lender or as directed by the Lender, all rentals and all other monies due or to become due to Landlord under the Lease and Landlord hereby expressly authorizes Tenant to make such payments to Lender and hereby releases and discharges Tenant from any liability to Landlord on account of any such payments.

(d) Lender’s Consent. None of the following shall be binding upon Lender without such action being taken with Lender’s prior consent: (a) any agreement amending,

modifying or terminating the Lease (except for Amendments to the Lease which are executed to memorialize rights granted in the Lease), (b) prepayment by Tenant of any of the rents, additional rents or other sums due under the Lease for more than one (1) month in advance of the due dates thereof, (c) except as expressly permitted under the Lease, Tenant’s voluntarily surrender of the Premises demised under the Lease, termination of the Lease, or shortening of the term thereof, or (d) assignment of the Lease or sublease of the premises demised under the Lease or any part thereof other than as permitted by and pursuant to the provisions of the Lease.

(e) Notice to Lender and Right to Cure. Notwithstanding any provisions of the Lease to the contrary, no notice of cancellation thereof or of an abatement shall be effective unless Lender shall have received notice of default giving rise to such cancellation or abatement and (i) in the case of any such default that can be cured by the payment of money, until thirty (30) days shall have elapsed following the giving of such notice, or (ii) in the case of any other such default, until a reasonable period for remedying such default shall have elapsed following the giving of such notice. Notwithstanding the foregoing, Lender shall have no obligation to cure any such default.

(f) Notices. All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof and confirmed by telephone by sender, (ii) one (1) Business Day (hereinafter defined) after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Landlord:
Minneapolis 225 Holdings, LLC
c/o Hines Interests Limited Partnership
225 South Sixth Street, Suite 2590
Minneapolis, MN 55402
Attention: Property Manager

With a copy to:

Minneapolis 225 Holdings, LLC
c/o ASB Capital Management, LLC
7501 Wisconsin Avenue
Bethesda, MD 20814
Attention: Asset Manager – 225 South Sixth

If to Tenant:	Capella Education Company
225 South Sixth Street
Minneapolis, Minnesota 55402
Attention: General Counsel

If to Lender:	Wells Fargo Bank, N.A. as Master Servicer
Attn: Commercial Mortgage Servicing
1320 Willow Pass Road Ste 300
Concord, Ca 94520

or addressed as such party may from time to time designate by written notice to the other parties. For purposes of this Section 7, the term “Business Day” shall mean a day on which commercial banks are not authorized or required by law to close in the state where the Property is located. Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Lender, Tenant and Purchaser and their respective successors and assigns.

(h) Governing Law. This Agreement shall be deemed to be a contract entered into pursuant to the laws of the State where the Property is located and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State where the Property is located.

(i) Miscellaneous. This Agreement may not be modified in any manner or terminated except by an instrument in writing executed by the parties hereto. If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

(j) Definitions. The term “Lender” as used herein shall include the successors and assigns of Lender and any person, party or entity which shall become the owner of the Property by reason of a foreclosure of the Mortgage or the acceptance of a deed or assignment in lieu of foreclosure or otherwise. The term “Landlord” as used herein shall mean and include the present landlord under the Lease and such landlord’s predecessors and successors in interest under the Lease, but shall not mean or include Lender. The term “Property” as used herein shall mean the Property, the improvements now or hereafter located thereon and the estates therein encumbered by the Mortgage.

(k) Further Acts. Tenant will, at the cost of Tenant, and without expense to Lender, do, execute, acknowledge and deliver all and every such reasonable further acts and assurances as Lender shall, from time to time, require, for the better assuring and confirming unto Lender the property and rights hereby intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of this Agreement or for filing, registering or recording this Agreement, or for complying with all applicable laws.

(l) Limitations on Purchaser’s Liability. In no event shall the Purchaser, nor any heir, legal representative, successor, or assignee of the Purchaser have any personal liability for the obligations of Landlord under the Lease and should the Purchaser succeed to the interests of the Landlord under the Lease, Tenant shall look only to the estate and property of any such Purchaser in the Property for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money in the event of any default by any Purchaser as landlord under the Lease, and no other property or assets of any Purchaser shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to the Lease; provided, however, that the Tenant may exercise any other right or remedy provided thereby or by law in the event of any failure by Landlord to perform any such material obligation.

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IN WITNESS WHEREOF, Lender, Tenant and Landlord have duly executed this Agreement to be effective as of the date first above written.

LENDER:

LASALLE BANK NATIONAL ASSOCIATION, as Trustee for Bears Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-TOP 24

BY: Wells Fargo Bank, National Association, its Master Servicer and Authorized Agent

By:
Name:
Title:

STATE OF CALIFORNIA	)
	)	ss.
COUNTY OF CONTRA COSTA	)

On              of                     , 2008, before me,                                         , the undersigned Notary Public in and for said County and State, personally appeared                                         , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), as                      of Wells Fargo Bank, N.A., as Master Servicer and Authorized Agent of LASALLE BANK NATIONAL ASSOCIATION, as Trustee for Bears Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-TOP 24, and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature of Notary Public
Commissioned for said County and State	(Seal)

IN WITNESS WHEREOF, Lender, Tenant and Landlord have duly executed this Agreement to be effective as of the date first above written.

TENANT:

CAPELLA EDUCATION COMPANY a Minnesota corporation

By:
Name:
Title:

STATE OF MINNESOTA	)
	)	ss.
COUNTY OF HENNEPIN	)

The foregoing instrument was acknowledged before me this              day of                     , 2008, by             , the                      of Capella Education Company, a Minnesota corporation, on behalf of said corporation

Notary Public

Notarial Stamp or Seal

IN WITNESS WHEREOF, Lender, Tenant and Landlord have duly executed this Agreement to be effective as of the date first above written.

LANDLORD:

MINNEAPOLIS 225 HOLDINGS, LLC, a Delaware limited liability company

By:
Name:
Title:

STATE OF	)
) ss.
COUNTY OF	)

The foregoing instrument was acknowledged before me this              day of                     , 2008, by                     , the                     of Minneapolis 225 Holdings, LLC, a Delaware limited liability company, on behalf of said limited liability company.

Notary Public

Notarial Stamp or Seal

EXHIBIT A

LEGAL DESCRIPTION OF PROPERTY

Lot 6, Block 219, Town of Minneapolis, according to the plat thereof on file or of record in the office of the Register of Deeds in and for Hennepin County.

The Northeasterly 7 feet of Lots 1, 2, and 3; the Northeasterly 7 feet of the Northwesterly half of Lot 4; the Southeasterly half of Lot 4; and Lots 5, 6, 7, 8, 9 and 10;

all in Block 219, Brown and Jackins’ Addition to Minneapolis, according to the plat thereof on file or of record in the office of the Register of Deeds in and for Hennepin County.